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                                                                     EXHIBIT 5


                     [LETTER HEAD OF HUGHES & LUCE, L.L.P.]








              214 / 939-5500


                                November 3, 2000



Anchor Gaming
875 Pilot Road
Suite G
Las Vegas, Nevada  89119

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We render this opinion as counsel to Anchor Gaming, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,000,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable upon the exercise of options granted pursuant to Anchor Gaming's 1995 Amended and Restated Employee Stock Option Plan (the "1995 Plan"); the Anchor Gaming 2000 Stock Incentive Plan (the "2000 Plan") and currently outstanding stock option agreements. The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about November 3, 2000 (the "Registration Statement").

     In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for in accordance with the 1995 Plan, the 2000 Plan and option agreements outstanding on the date hereof, validly issued, fully paid and nonassessable, and assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for

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Anchor Gaming
November 3, 2000 Page 2

such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                                /s/ Hughes & Luce, L.L.P.
                                -------------------------
                                Hughes & Luce, L.L.P.